ASSIGNMENT AND ASSUMPTION

OF RIGHTS, DUTIES, AND INTERESTS

This ASSIGNMENT AND ASSUMPTION OF RIGHTS, DUTIES, AND INTERESTS is made this 7th day of February, 2013 (this “Agreement”), by and between ACN Digital Phone Service, LLC (“Assignor”), and deltathree, Inc., a Delaware corporation (“Assignee”). Each of Assignor and Assignee may be referred to herein as a “Party” and together with the other, collectively, the “Parties”.

Recitals

WHEREAS, Assignor is party to that certain Software License and Distribution Agreement, dated as October 31, 2011 (as amended and including any statements of work and other attachments, the “License Agreement”), with CounterPath Corporation, a Nevada corporation.

WHEREAS, Assignor has agreed to assign to Assignee, and Assignee has agreed (i) to accept from Assignor, all of Assignor’s right, title and interest in, to and under, and (ii) to assume all of Assignor’s obligations under, the License Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein set forth, and for other valuable consideration received, the Parties hereto hereby agree as follows:

1.	Assignment and Assumption. As permitted under Section 13.6 of the License Agreement, Assignor does hereby assign to Assignee, all right, title and interest of such Assignor in, to, and under the License Agreement. Assignee does hereby assume from Assignor any and all obligations of Assignor under the License Agreement. The foregoing assignment and assumption may be referred to herein as the “Assignment and Assumption”.

2.	No Warranty. THE ASSIGNMENT AND ASSUMPTION (INCLUDING THE LICENSE AGREEMENT) is PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS. ASSIGNEE understandS and agreeS that THE ASSIGNMENT AND ASSUMPTION is ENTIRELY at ASSIGNEE’S own risk and that ASSIGNOR makes no representation or warranty of any kind, express or implied, with respect to the ASSIGNMENT AND ASSUMPTION (INCLUDING THE LICENSE AGREEMENT) including but not limited to any implied warranties of merchantability, fitness of for a particular purpose, title or non-infringement or any warranty arising by usage of trade, course of dealing or course of performance.

3.	Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Parties hereto hereby submit to the exclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina.

4.	Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Rights, Duties, and Interests to be executed by their respective duly authorized corporate officers as of the day and year first above written.

ASSIGNOR:

ACN DIGITAL PHONE SERVICE, LLC

By: /s/ Dave Stevanoski

Name: Dave Stevanovski

Title: President

ASSIGNEE:

deltathree, Inc.

By: /s/ Effi Baruch

Name: Effi Baruch

Title: CEO